UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Consolidated Edison Company of New York, Inc. (CECONY), a subsidiary of Consolidated Edison, Inc. (together with CECONY, the Companies), has commenced an internal investigation relating to the August 5, 2010 arrest of a retired employee for participating in a bribery scheme in which the employee received payments from a bidder that was selected to supply materials to the company. CECONY has provided information to governmental authorities in connection with their ongoing investigation of this conspiracy to defraud the company. Because the company’s investigation is in its early stages, the company is unable to predict the impact of any unlawful conduct on the company’s internal controls, business, results of operations or financial position. For information about the January 2009 arrests of certain other employees, including an ongoing New York State Public Service Commission proceeding, see “Other Regulatory Matters” in Note B and “Investigation of Contractor Payments” in Note H to the financial statements in Part I, Item 1 of the Companies’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (File Nos. 1-14514 and 1-1217).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: September 27, 2010